UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 1, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Second Amended and Restated Credit Agreement. Linn Energy, LLC (the “Company”) entered into a new $800 million Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 1, 2006, among the Company, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Comerica Bank, and Citibank Texas, N.A., as documentation agents, and Fortis Capital Corp., Lehman Commercial Paper Inc., and Keybank National Association, which replaced our prior credit agreement. The Credit Agreement matures on August 1, 2010. The amount available for borrowing at any one time is limited to the borrowing base, which as of the effective date was initially set at $265 million. The borrowing base was increased to $430 million upon the closing of the Blacksand Acquisition (as defined below), and will be increased another $50 million if the pending acquisition of properties from Kaiser-Francis Oil Company (the “Kaiser-Francis Acquisition”) is consummated before September 30, 2006. The borrowing base under the Credit Agreement will be redetermined semi-annually by the lenders in their sole discretion, based on, among other things, reserve reports as prepared by reserve engineers taking into account the natural gas and oil prices at such time. Our obligations under the Credit Agreement are secured by mortgages on our natural gas and oil properties as well as a pledge of all ownership interests in our operating subsidiaries. We are required to maintain the mortgages on properties representing at least 80% of our natural gas and oil properties. Additionally, the obligations under the Credit Agreement are guaranteed by all of our operating subsidiaries and may be guaranteed by any future subsidiaries.
Borrowings under the Credit Agreement are available for acquisition and development of natural gas and oil properties, working capital and general corporate purposes. At our election, interest is determined by reference to:
o	the London interbank offered rate (“LIBOR”) plus an applicable margin between 1.00% and 2.00% per annum; or

o	a domestic bank rate plus an applicable margin between 0% and 0.25% per annum.
Interest is generally payable quarterly for domestic bank rate loans and at the applicable maturity date for LIBOR loans. The Credit Agreement contains various covenants that limit our ability to:
o	incur indebtedness;

o	grant certain liens;

o	make certain loans, acquisitions, capital expenditures and investments;

o	make distributions other than from available cash;

o	merge or consolidate; or

o	engage in certain asset dispositions, including a sale of all or substantially all of our assets.
The Credit Agreement also contains covenants that, among other things, require us to maintain specified ratios as follows:

      o    consolidated net income plus interest expense, income taxes, depreciation, depletion, amortization and other similar charges, minus all non-cash income added to consolidated net income, and giving proforma effect to any acquisitions or capital expenditures, to interest expense of not less than 2.0 to 1.0 until borrowings under the Bridge Loan Agreement (described below) are paid in full and 2.5 to 1.0 thereafter; and
      o    consolidated current assets, including the unused amount of the total commitments, to consolidated current liabilities of not less than 1.0 to 1.0, excluding non-cash assets and obligations under SFAS No. 133, which includes the current portion of natural gas, oil and interest rate swaps.
We have the ability to borrow under the Credit Agreement to pay distributions to unitholders as long as there has not been a default or event of default and if the amount of borrowings outstanding under the Credit Agreement is less than 90% of the borrowing base.
If an event of default exists under the Credit Agreement, the lenders will be able to accelerate the maturity of the Credit Agreement and exercise other rights and remedies. Each of the following will be an event of default under the Credit Agreement:
o	failure to pay any principal when due or any interest, fees or other amount within certain grace periods;

o	a representation or warranty is proven to be incorrect when made;

o	failure to perform or otherwise comply with the covenants in the Credit Agreement or other loan documents, subject, in certain instances, to certain grace periods;

o	default by us on the payment of any other indebtedness in excess of $1 million, or any event occurs that permits or causes the acceleration of the indebtedness;

o	bankruptcy or insolvency events involving us or our subsidiaries;

o	the entry of, and failure to pay, one or more adverse judgments in excess of $3 million or one or more non-monetary judgments that could reasonably be expected to have a material adverse effect and for which enforcement proceedings are brought or that are not stayed pending appeal;

o	specified events relating to our employee benefit plans that could reasonably be expected to result in liabilities in excess of $3 million in any year; and

o	a change of control, which includes (1) the acquisition by a third party of more than 35% of the combined voting power of our units by persons other than our management, members of our Board of Directors or Quantum Energy Partners II, L.P., or (2) the replacement of a majority of our directors by persons not approved by our Board of Directors.

The description of the Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself, which is filed as Exhibit 10.1 hereto and is hereby incorporated herein by reference.
Second Lien Bridge Loan Agreement. The Company entered into a Second Lien Bridge Loan Agreement dated August 1, 2006 (the “Bridge Loan Agreement”) for a $250 million second lien subordinated term loan with BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Citibank Texas, N.A. and McDonald Investments Inc., as co-documentation agents and other lenders.

The Company’s obligations under the Bridge Loan Agreement are secured by second subordinated liens in the same collateral that secures the Company’s obligations under the Credit Agreement and are guaranteed by all of the Company’s operating subsidiaries and may be guaranteed by any future subsidiaries.

The proceeds of the subordinated term loan under the Bridge Loan Agreement will be used to fund a portion of the purchase price for the acquisition of natural gas and oil properties from Kaiser-Francis Oil Company and the acquisition of various wholly-owned subsidiaries of Blacksand Energy, LLC.

The terms of the Bridge Loan Agreement are the same as the Credit Agreement, except as follows:
o    interest, at the Company’s election, is determined by either (i) the London interbank offered rate, or LIBOR, plus an applicable margin of 4.00% or (ii) a domestic bank rate plus an applicable margin of 2.50%;
o    interest is generally payable quarterly for domestic bank rate loans and at the sooner of the applicable maturity date or three-month intervals for LIBOR loans;
o    the maturity date of the subordinated term loan is August 1, 2007;
o    any principal amounts that are repaid on the subordinated term loan may not be reborrowed;
o    the subordinated term loan is to be advanced in two advances, one advance at the time of each of the Kaiser-Francis Acquisition and the Blacksand Acquisition, and is not governed or affected by a borrowing base; and
o    the Bridge Loan Agreement has prepayment requirements in the event that the Company issues equity securities or the Company or any subsidiary issues debt securities.
The description of the Bridge Loan Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Bridge Loan Agreement itself, which is filed as Exhibit 10.2 hereto and is hereby incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 1, 2006 the Company closed its previously announced acquisition of all the equity interests of various wholly-owned subsidiaries of Blacksand Energy, LLC (“Blacksand Energy”) for $291 million, subject to closing adjustments (the “Blacksand Acquisition”), and acquired the assets of Blacksand Energy located in the Brea Olinda Field in Orange County, California. The Company financed the purchase with a combination of borrowings under the Credit Agreement and the Bridge Loan Agreement described more fully in Item 1.01 of this Current Report on Form 8-K.
The foregoing description of the Blacksand Acquisition is not complete and is qualified in its entirety to the full text of the purchase and sale agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the S.E.C. on July 25, 2006 and is incorporated herein by reference.
On August 1, 2006 the Company issued a press release announcing the closing of the Blacksand Acquisition and the entering into of the Credit Agreement and the Bridge Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 10.1*
Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 1, 2006, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Comerica Bank and Citibank Texas, N.A., as documentation agents, and the lenders party thereto

Exhibit 10.2*
Second Lien Bridge Loan Agreement (the “Bridge Loan Agreement”) dated as of August 1, 2006, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Citicorp North America, Inc., and McDonald Investments Inc., as documentation agents, and the lenders party thereto

Exhibit 10.3*
Second Amended and Restated Guaranty and Pledge Agreement dated as of August 1, 2006, among Linn Energy, LLC and each of the other obligors party thereto, in favor of BNP Paribas, as administrative agent

Exhibit 10.4*	Second Lien Guaranty and Pledge Agreement dated as of August 1, 2006, among Linn Energy, LLC and each of the other obligors party thereto, in favor of BPN Paribas, as administrative agent

Exhibit 99.1	Press Release dated August 1, 2006.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Linn Energy will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: August 7, 2006	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1*
Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 1, 2006, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Comerica Bank and Citibank Texas, N.A., as documentation agents, and the lenders party thereto

Exhibit 10.2*
Second Lien Bridge Loan Agreement (the “Bridge Loan Agreement”) dated as of August 1, 2006, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Societe Generale, Citicorp North America, Inc., and McDonald Investments Inc., as documentation agents, and the lenders party thereto

Exhibit 10.3*
Second Amended and Restated Guaranty and Pledge Agreement dated as of August 1, 2006, among Linn Energy, LLC and each of the other obligors party thereto, in favor of BNP Paribas, as administrative agent

Exhibit 10.4*	Second Lien Guaranty and Pledge Agreement dated as of August 1, 2006, among Linn Energy, LLC and each of the other obligors party thereto, in favor of BPN Paribas, as administrative agent

Exhibit 99.1	Press Release dated August 1, 2006.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Linn Energy will furnish copies of such schedules to the Securities and Exchange Commission upon request.